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                                                                    EXHIBIT 23.3


            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

         We hereby consent to the reference of our firm in the HS Resources, Inc. Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission (SEC) on March 30, 1999, and the incorporation of the foregoing by reference in (a) the HS Resources, Inc. Registration Statement on Form S-3 initially filed with the SEC on February 5, 1997, and any amendments thereof; (b) the HS Resources, Inc. Registration Statement on Form S-3 initially filed with the SEC on February 12, 1998; and (c) the HS Resources, Inc. Registration Statements on Form S-8 initially filed with the SEC on April 21, 1993, May 5, 1995, October 29, 1998, and January 25, 1999, and any amendments thereof.

                                    /s/ Netherland, Sewell & Associates, Inc.
                                   --------------------------------------------
                                        Netherland, Sewell & Associates, Inc.



Dallas, Texas
March 30, 1999